Exhibit 5.3

ATTORNEYS AT LAW 100 North Tampa Street, Suite 2700 Tampa, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX WWW.FOLEY.COM

January 22, 2024

HCI Group, Inc.

3802 Coconut Palm Drive

Tampa, Florida 33619

Ladies and Gentlemen:

We have acted as counsel to HCI Group, Inc., a Florida corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Base Prospectus”) and the prospectus supplement contained in the Registration Statement relating to the potential resale of the Warrants and the Shares (each as defined below) from time to time and the potential issuance by the Company of the Shares (as defined below) (together with the Base Prospectus, the “Prospectus”), filed on January 22, 2024 and declared effective by the Securities and Exchange Commission (the “Commission”) on January 22, 2024 pursuant to Rule 462(e) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the (1) the possible issuance of up to 750,000 shares of common stock, no par value, of the Company to the holder of the Warrants (as defined below) upon the exercise of the Warrants (the “Shares”); (2) the possible resale by the selling security holder identified in the Prospectus of amended and restated common stock purchase warrants issued in a private placement on January 22, 2024 (the “Warrants”); and (3) the possible resale by the selling security holder identified in the Prospectus of up to 750,000 of the Shares. The Shares and the Warrants are referred to collectively herein as the “Securities”).

In connection with our representation, we have examined: (i) the Warrants, (ii) the Registration Statement and the Prospectus, (iii) the Articles of Incorporation of the Company, as amended, (iv) the Bylaws of the Company, as amended and (v) certain proceedings and actions taken by the Board of Directors of the Company in connection with the issuance and sale of the Securities. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed with respect to the Shares that there will be sufficient shares of Common Stock authorized under the Articles of Incorporation of the Company, as amended, and not otherwise reserved for issuance when the Warrants are exercised.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the applicable provisions of the Florida Business Corporation Act and

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

January 22, 2024

laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that:

1.    The Shares, when issued and paid for upon exercise of the Warrants and in accordance with the terms of such Warrants, will be validly issued, fully paid and nonassessable.

2.    The Warrants constitute valid and binding obligations of the Company enforceable in accordance with their terms.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP